EXHIBIT 99.2

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Amended Offer, you should consult with your investment dealer, stockbroker, lawyer or other professional advisor. Inquiries concerning the information in this document should be directed to MDI Technologies, Inc. to the attention of Todd Spence, President of MDI Technologies, Inc., at
(314) 542-6136.


                   AMENDED DIRECTORS' CIRCULAR
               in respect of the Amended Offer by
                      LGI ACQUISITION, INC.

                  (a wholly-owned subsidiary of
                Logibec Groupe Informatique Ltd.)
            TO PURCHASE FOR US$2.60 PER COMMON SHARE
            ALL OF THE OUTSTANDING COMMON SHARES OF
                     MDI TECHNOLOGIES, INC.

This Amended Directors' Circular contains the unanimous recommendation of the Company's Board of Directors that the shareholders ACCEPT the LGI Acquisition, Inc. amended offer (the "Amended Offer"). The Board of Directors has unanimously concluded that the consideration provided by the Amended Offer is fair, from a financial point of view, to MDI Technologies, Inc. shareholders and recommends that they tender their shares to the Amended Offer.

               Notice to United States Shareholders

The offer by LGI Acquisition, Inc. ("LGI") is made for the securities of a United States issuer, however, the offer is also subject to Canadian disclosure requirements and shareholders should be aware that these requirements are different from those of the United States.

                 Notice to Canadian Shareholders

The enforcement by Canadian shareholders of civil liabilities under the Canadian securities laws may be affected adversely by the fact that MDI is located in the United States, and that most of its officers and directors are residents of the United States and that all or a substantial portion of the assets of MDI and such persons may be located outside of Canada.

                          May 31, 2005

                        TABLE OF CONTENTS
                                                   Page

AMENDED DIRECTORS' CIRCULAR                          3
THE AMENDED OFFER                                    3
BACKGROUND TO THE ORIGINAL OFFER AND THE
 AMENDED OFFER                                       3
NOTICE OF VARIATION                                  4
DELIBERATIONS AND RECOMMENDATIONS OF
 THE SPECIAL COMMITTEE                               4
REPORT OF THE SPECIAL COMMITTEE                      5
FAIRNESS OPINION                                     6
RECOMMENDATION OF THE BOARD                          6
CONSIDERATION OF THE AMENDED OFFER                   7
DIRECTORS AND SENIOR OFFICERS OF MDI AND
 OWNERSHIP OF SECURITIES                             7
PRINCIPAL HOLDERS OF VOTING SECURITIES               7
ACCEPTANCE OF THE OFFER BY DIRECTORS AND SENIOR
 OFFICERS OF MDI                                     7
TRADING IN SECURITIES OF MDI                         8
ARRANGEMENTS AND AGREEMENTS BETWEEN MDI AND
 ITS DIRECTORS AND SENIOR OFFICERS                   8
MATERIAL CHANGES IN THE AFFAIRS OF MDI               9
RESPONSE TO THE AMENDED OFFER                        9
PRIOR VALUATIONS                                     9
PRIOR OFFERS                                         9
STATUTORY RIGHT OF ACTION FOR DAMAGES                10
APPROVAL OF AMENDED DIRECTORS' CIRCULAR              10
CERTIFICATE                                          10
CONSENT                                              10

                      MDI TECHNOLOGIES, INC.

                   AMENDED DIRECTORS' CIRCULAR

     A Directors' Circular dated May 12, 2005 (the "Directors' Circular") was issued by the Board of Directors (the "Board") of MDI Technologies, Inc. ("MDI" or the "Company") in connection with the Original Offer (the "Original Offer") made by LGI Acquisition, Inc. ("LGI") a wholly-owned subsidiary of Logibec Groupe Informatique Ltd. ("Logibec") to purchase for cash all of the outstanding common shares (the "Shares") of MDI, at a price of US$2.40 per Share upon the terms and conditions set out in the Original Offer and the accompanying information circular and related documents referred to therein dated April 29, 2005 (collectively, the "Offering Circular"). The Board made no recommendation to the shareholders (the "MDI Shareholders") of MDI regarding the acceptance or rejection of the Original Offer since the Advisor (defined below) had not yet provided the Special Committee (defined below) of the Board with an opinion (the "Fairness Opinion") and, consequently, the Special Committee had not made its recommendation to the Board. The Original Offer was open until 4:00 p.m. (Eastern Time) on June 3, 2005 and the Board advised the MDI Shareholders not to tender their Shares to the Original Offer until receiving further communication from the Board setting forth its recommendation, if any, in respect of the Original Offer.

     On May 25, 2005, the Special Committee received the Fairness Opinion from the Advisor which Fairness Opinion determined that the Original Offer was not fair, from a financial point of view, to the MDI Shareholders. On the basis of the Fairness Opinion, the Special Committee recommended to the Board of Directors that the Original Offer be rejected and on May 25, 2005, the Board of Directors accepted that recommendation and determined that it would recommend to the MDI Shareholders that they reject the Original Offer and not tender their Shares to the Original Offer.

     On May 26, 2005, before the Board of Directors had an opportunity to communicate their recommendation to the MDI Shareholders, LGI and Logibec announced that they had entered into an agreement with Todd Spence, President and Chief Executive Officer of MDI, and Di Anne Kerrigan, Vice-President, Sales and Secretary of MDI (together, the "Executives") which would allow LGI to vary the terms of the Original Offer. In their announcement LGI and Logibec advised that LGI would, on or before June 3, 2005, file and disseminate a notice of variation (the "Notice of Variation") setting out the terms of the amended offer (the "Amended Offer"). Under the Amended Offer, the price offered by LGI for the Shares would be increased from US$2.40 per Share to US$2.60 per Share, the time for tendering the Shares to the Amended Offer would be extended to date not less than 10 days from the delivery of the Notice of Variation and the Amended Offer would be conditional on there being deposited under the Amended Offer and not withdrawn that number of Shares which, together with Shares owned by LGI and its affiliates, constitutes at least 90% of the outstanding Shares, calculated on a fully diluted basis.


     This Amended Directors' Circular updates the information provided in the Directors' Circular and contains a recommendation that the MDI Shareholders accept the Amended Offer and tender their Shares to the Amended Offer.

                        THE AMENDED OFFER

     The Amended Offer is to purchase, subject to certain terms and conditions, all of the Shares not already owned by LGI, Logibec and their respective affiliates at a price of US$2.60. The terms and conditions of the Amended Offer, the methods of acceptance of the Amended Offer and other information relating to LGI and Logibec are set out in the Notice of Variation which is being delivered to MDI Shareholders concurrently with this Amended Directors' Circular. Defined terms contained in this Amended Directors' Circular and not otherwise defined shall have the meaning attributed to those terms in the Offering Circular and the Notice of Variation.

                BACKGROUND TO THE ORIGINAL OFFER
                     AND THE AMENDED OFFER

     In March 2005 Marc Brunet, Chief Financial Officer of Logibec, contacted Todd Spence (President, Chief Executive Officer and Chairman of the Company) to discuss the possibility of MDI being acquired by Logibec. The call was the initial contact between the two companies and there was no certainty as to whether there would be an offer and, if so, what the terms of the offer would be. On April 15, 2005 Mr. Spence was again contacted by Mr. Brunet who advised him that Logibec had acquired approximately 9.9% of the Company's issued and outstanding shares. At that time there was still no certainty as to if or when an offer would be made, or what the terms of the offer would be.

     On April 28, 2005 Logibec issued a news release announcing LGI's intention to make the Original Offer.

     Once the Original Offer had formally been made, the Board created a special committee (the "Special Committee") to supervise the preparation of an evaluation. The Special Committee is comprised of Michael Trokey, the only member of the Company's Board of Directors that is not an officer of, or employed by, the Company. The Board then engaged Clarus Securities Inc. ("Clarus") of Toronto, Ontario, as an outside advisor (the "Advisor") to prepare the evaluation of the Original Offer. The Special Committee mandated the Advisor to prepare and deliver the Fairness Opinion to the Special Committee as to the fairness or unfairness of the Original Offer to the Company's shareholders from a financial point of view. The Special Committee was also authorized to retain independent, outside legal counsel to provide it with advice.

     On May 24, 2005, Todd Spence, Di Anne Kerrigan, the Special Committee and the Company's legal counsel, met with Marc Brunet and Claude Roy to discuss the Original Offer. At that meeting the representatives of MDI advised the representatives of LGI and Logibec that they were not prepared to support the Original Offer and would not tender their Shares to the Original Offer. The representatives of MDI also advised that they were of the view that the price per Share would have to be increased before they would be able to support the transaction.

     On May 25, 2005, the Executives were contacted by LGI and Logibec and advised that LGI was prepared to increase the price per Share to US$2.60 per Share, provided that Mr. Spence and Ms. Kerrigan were prepared to (i) waive the severance pay to which they were entitled under the terms of their employment contracts, (ii) agree to provide certain consulting services to Logibec if the Amended Offer was successful, and (iii) enter into lock-up agreements, agreeing to tender all of the Shares beneficially owned by each of them to the Amended Offer. On May 26, 2005, the Executives agreed to these terms and LGI announced its intention to prepare and deliver to the MDI Shareholders, by not later than June 3, 2005, a Notice of Variation.

                       NOTICE OF VARIATION

     On May 31, 2005, LGI and Logibec prepared and delivered to the MDI Shareholders a Notice of Extension and Variation (the "Notice"). Under the Notice LGI amended and supplemented the Original Offer to purchase the Shares by:

          (a) increasing the consideration for each Share from US$2.40 per Share to US$2.60 per Share;

          (b) extending the expiry time for the deposit of Shares to 4:00 p.m. (Eastern time) on June 13, 2005; and

          (c) increasing the minimum tender conditions of the Amended Offer such that there be validly deposited under the Amended Offer and not withdrawn that number of Shares which, together with the Shares owned by the Offeror and its affiliates, constitutes at least 90% of the outstanding Shares, on a fully diluted basis.

For further information, refer to the copy of the Notice sent to the MDI Shareholders by LGI.

                DELIBERATIONS AND RECOMMENDATIONS
                    OF THE SPECIAL COMMITTEE

     The Special Committee was appointed on May 12, 2005. In the week following its appointment the Special Committee had discussions with legal counsel concerning the role of the Special Committee in light of the Original Offer, the likely schedule of events and to determine how it would proceed generally in its deliberations.

     By an engagement agreement made May 13, 2005 the Special
Committee, at the expense of the Company and with the approval of the Board, engaged Clarus to prepare an evaluation of the Original Offer and to render a Fairness Opinion.

     On May 23, 2005, the Special Committee discussed with the Advisor its view on the intrinsic value of MDI, reviewed the historical financial operations of MDI, reviewed the market sectors in which MDI operates, considered the industry trends and the market conditions in general. The Special Committee determined that the proposed transaction was not within the range of values that the Special Committee could support based upon the advice that it received from the Advisor.

     On May 23, 2005, the Special Committee obtained a draft copy of the Fairness Opinion of the Advisor. On May 25, 2005, the Special Committee approved the Fairness Opinion and issued its recommendation to the Board of Directors that the Original Offer was not fair, from a financial point of view, to the MDI Shareholders. On May 25, 2005, the Board of Directors approved the Fairness Opinion and the recommendation of its Special Committee and determined that it would recommend to the MDI Shareholders that they reject the Original Offer and not tender their Shares to the Original Offer.

     On May 24, 2005 the Special Committee, together with management from MDI, including Todd Spence, attended informal discussions with management from LGI and Logibec. At those discussions MDI's management raised their concerns with respect to terms of the Original Offer and, in particular, the inadequacy of the US$2.40 offer price.

     On May 25, 2005, LGI and Logibec advised MDI that they were prepared to increase the price per Share to US$2.60 provided, amongst other things, that the Special Committee recommend to the MDI Board of Directors that the Amended Offer be accepted. The Special Committee considered the proposed terms of the Amended Offer. In the course of its deliberations the Special Committee took into account the fact that the price per Share of US$2.60 was approximately 8.3% higher than the initial price per Share. The Special Committee also took into account advice it received from management of MDI that they had attempted, on an informal basis, to secure expressions of interest from other potential purchasers, but that they had not been successful in locating any parties that were prepared to make an offer for the MDI Shares in competition with the Original Offer.

                 REPORT OF THE SPECIAL COMMITTEE

     The Special Committee studied the Original Offer and, after deliberations, had recommended to the Board that the Board recommend to the shareholders of MDI that they reject the Original Offer and not tender their Shares to the Original Offer.

     Subsequent to that recommendation, the price per Share was increased to US$2.60. The Special Committee then considered the proposed terms of the Amended Offer and, after deliberations, has recommended to the Board that the Board recommend to the shareholders of MDI that they accept the Amended Offer and tender their shares to the Amended Offer.

     In order to reach its conclusion and make its recommendation that the Amended Offer be accepted and that the Shareholders tender their Shares to the Amended Offer, the Special Committee reviewed the information provided by MDI and by the Advisor and considered numerous factors, namely:

          (a)  The proposed terms and conditions of the Amended Offer;

          (b) That the consideration pursuant to the Amended Offer will be paid entirely in cash, which provides certainty of value;

          (c) The trading history and volume for the Shares of MDI over the past 24 months;

          (d) That the US$2.60 per Share consideration to be received by MDI Shareholders represents a premium of approximately 54.3% over the volume weighted average trading price of the Shares on the TSX Venture Exchange for the 60 trading days ended April 27, 2005 and a premium of approximately 48.6% over the closing price of the Shares on the TSX Venture Exchange on April 27, 2005, the last trading day prior to the public announcement of the Original Offer;

          (e) That the price of US$2.60 per Share constituted an increase of approximately 8.3% over the price offered in the Original Offer which Original Offer was determined by the Advisor to not be fair, from a financial point of view, to the MDI Shareholders;

          (f) That the price of US$2.60 per Share, while below the indicative range of values determined by the Advisor as being fair, was considered by the Special Committee to reflect an acceptable offer;

          (g) Relevant financial information concerning MDI, namely information on the internal budgets, the forecasts and analysis prepared by management on the operations, assets, liabilities and the outlook for MDI;

          (h) The inability of management of MDI, on an informal basis, to secure any expressions of interest from any third parties to make an offer for the MDI Shares in competition with the Original Offer and the resultant unlikely prospect of a superior proposal; and

          (i) The negative impact that the Original Offer and the Amended Offer were having, and would continue to have, on the current and prospective business operations of MDI.

                        FAIRNESS OPINION

     The Advisor was engaged by the Special Committee pursuant to an engagement agreement made May 13, 2005 to, inter alia, evaluate the Original Offer and provide its opinion to the Special Committee as to the fairness of the Original Offer, from a financial point of view, to the MDI Shareholders. The Advisor is an institutional investment dealer providing strategic advisory services to small and mid-cap companies. The Advisor has had experience in providing evaluations and fairness opinions in transactions involving Canadian and U.S. companies.

     Under the engagement agreement, the Special Committee agreed on behalf of the Company to pay the Advisor a set fee (plus GST, if applicable, disbursements and certain indemnities) for its services related to the preparation of the Fairness Opinion. The Advisor's fees were not contingent upon the successful completion of the Original Offer or any other event.

     In the preparation of the Fairness Opinion, the Advisor examined, among other things, financial information, budgets and projections prepared by MDI's management, as well as certain industry and stock market data. The Advisor also held discussions with management, as well as the Special Committee.

     The Advisor concluded in its Fairness Opinion that the Original Offer was not fair, from a financial point of view, to the Shareholders.

     The Fairness Opinion was prepared at the request of and for the information of the Special Committee and was not intended to constitute a recommendation to any shareholder as to whether such shareholder should accept or refuse the Original Offer.

     The Advisor was not engaged to evaluate the Amended Offer or to prepare a Fairness Opinion in respect of the Amended Offer.

                   RECOMMENDATION OF THE BOARD

     After due consideration of the report and recommendation of the Special Committee, the Board of MDI has determined that the Amended Offer is fair, from a financial point of view, to the MDI Shareholders and unanimously recommends that the holders of Shares accept the Amended Offer and tender their Shares to the Amended Offer. This recommendation is based namely upon the following: the recommendation of the Special Committee, the current and historical financial condition and results of operations of MDI as well as its future prospects, the trading history and volume of MDI Shares for the past 24 months, the negative impact on the current and prospective business operations of the Company as a result of the Original Offer and the Amended Offer, and the likelihood that such negative impact would continue, and the inability of management of MDI to secure an expression of interest from any potential purchasers to make an offer to acquire the Shares.

               CONSIDERATION OF THE AMENDED OFFER

     Shareholders should consider the Amended Offer carefully and come to their own decision as to whether to accept or reject the Amended Offer. Shareholders who are in doubt as to how to respond to the Amended Offer should consult a stockbroker, investment dealer, accountant, lawyer or other experienced professional advisor.

              DIRECTORS AND SENIOR OFFICERS OF MDI
                  AND OWNERSHIP OF SECURITIES

     The following table sets out the names and positions of all directors and senior officers of MDI and the number, designation and percentage of outstanding securities of any class beneficially owned, directly or indirectly, or over which control or direction is exercised, by each such director and senior officer of MDI and, where known after reasonable enquiry, by their respective associates.



                                    Number of    Percentage    Shares Subject    Percentage
Name and Position                   Shares(1)    of Shares       to Options      of Options
-------------------------------------------------------------------------------------------
Todd Spence                         2,481,833      21.58%          250,000         44.31%
President, Chief Executive
 Officer and Chairman

Di Anne Kerrigan                    1,044,666       9.09%          100,000         17.72%
Vice-President, Sales, Secretary
and director

Thomas Kerrigan                       475,000       4.13%           50,000          8.86%
Sales Director of National
Accounts and director

Donna Boschert                         23,393       0.20%            7,088          1.26%
Vice-President, Operations and
Assistant Secretary

Thomas K. Andrew                      118,000       1.03%             -0-           N/A
Chief Financial Officer

Michael Trokey                          -0-         N/A               -0-           N/A
Director

Note:

(1) The information as to securities beneficially owned or over which control or direction is exercised has been furnished by the respective directors and senior officers.

             PRINCIPAL HOLDERS OF VOTING SECURITIES

     To the best knowledge of the Board, after reasonable enquiry, there are no persons or corporations, other than those disclosed above, that beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of any class of equity securities of MDI.

              ACCEPTANCE OF THE OFFER BY DIRECTORS
                   AND SENIOR OFFICERS OF MDI

     As of the date hereof, the directors and senior officers of MDI and their respective associates, as a group, beneficially owned, directly or indirectly:

          (a) 4,142,892 Shares, representing 36.03% of the votes and equity attached thereto; and

          (b) options to acquire 407,088 Shares representing 72.14% of all outstanding stock options.

     In aggregate the directors and senior officers of MDI, and their respective associates, as a group, beneficially own, directly or indirectly, 4,549,980 Shares and options to acquire Shares, representing 37.72% of the aggregate number of outstanding Shares and options to acquire Shares. Information as to Shares beneficially owned by each director and senior executive and the associates, or over which each exercised control or direction, being information not within the knowledge of MDI, has been furnished to MDI by such directors and senior executive individually.

     To the best knowledge of the Board, after reasonable inquiry, the directors and senior officers of MDI and their respective associates and affiliates have determined, based on the report of the Special Committee and the recommendation of the Board, to accept the Amended Offer and to tender their Shares.

     In particular, the Executives, who together beneficially own, directly or indirectly, (i) 3,526,499 Shares representing 30.67% of the votes and equity attached thereto, and (ii) options to acquire 350,000 Shares, representing 62.03% of all outstanding stock options, have entered into lock-up agreements with LGI under which they have agreed to tender to the Amended Offer all of their Shares together with Shares acquired on the exercise of stock options.

                  TRADING IN SECURITIES OF MDI

     None of the directors or senior officers or, to the best knowledge of the Board, after reasonable enquiry, any associate or affiliate of any director or senior officer of MDI, any person holding more than 10% of the total issued and outstanding Shares, or any person acting jointly or in concert with MDI, has traded in Shares or other securities of MDI during the six months preceding the date of this Amended Directors' Circular.

     No Shares or securities convertible into Shares have been issued to the directors or senior officers or MDI during the two years preceding the date hereof, except as noted below.

Options Exercised
                                             Date of Exercise
                                              of Options and       Number of    Price Per
Name                   Type of Issuance     Issuance of Shares   Shares Issued    Share
-----------------------------------------------------------------------------------------
Todd Spence           Exercise of Options    January 31, 2005       150,000       $0.21

Di Anne Kerrigan      Exercise of Options    January 31, 2005        62,500       $0.21

Thomas Kerrigan       Exercise of Options    January 31, 2005        37,500       $0.21

Thomas Andrew         Exercise of Options    January 31, 2005       100,000       $0.21

Donna Boschert        Exercise of Options    January 31, 2005         7,793       $0.21


Normal Course Issuer Bid

     During the two years preceding the date hereof, the Company has conducted a Normal Course Issuer Bid (the "Bid"). Pursuant to the Bid, the Company has acquired an aggregate of 761,300 Shares in the two years preceding the date hereof, at an average cost of $1.91. All of the Shares acquired by the Company pursuant to the Bid have been cancelled and returned to treasury.

                ARRANGEMENTS AND AGREEMENTS BETWEEN
             MDI AND ITS DIRECTORS AND SENIOR OFFICERS

     Under the terms of their agreements with LGI and Logibec, each of Todd Spence and Di Anne Kerrigan (i) agreed to waive the severance pay to which they were entitled under the terms of their employment contracts and (ii) agreed to provide consulting services to Logibec until December 31, 2005. Under the consulting agreement between Logibec and Todd Spence, Mr. Spence is entitled to receive a US$30,000 retention bonus if he completes the full term of the agreement. Other than this, no agreements or arrangements have been made or are proposed to be made between MDI and any of its directors or senior officers, pursuant to which a payment or other benefit is to be made or given by way of compensation for loss of office or as to their remaining in or retiring from office if the Amended Offer is successful.

              MATERIAL CHANGES IN THE AFFAIRS OF MDI

     Except as referred to or described in this Amended Directors' Circular, none of the directors or senior officers of MDI is aware of any other information that indicates any material change in the affairs of MDI since the date of its audited financial statements for the year ended December 31, 2004, or that any information contained in such financial statements is materially misleading because of events subsequent to their publication or of any other information which would reasonably be expected to affect the decision of shareholders of MDI to accept or reject the Offer.

                   RESPONSE TO THE AMENDED OFFER

     To the best knowledge of the Board, after reasonable enquiry, except as described in this Amended Directors' Circular, there has been no transaction, board resolution, agreement in principle or signed contract of MDI in response to the Original Offer or the Amended Offer. Except as disclosed in this Amended Directors' Circular, MDI has not undertaken any negotiations nor are any negotiations underway and there are no agreements in principle in response to the Amended Offer which relate to or which would result in any of the following:

          (a) an extraordinary transaction such as a merger or reorganization involving MDI or a subsidiary;

          (b) the purchase, sale or transfer of a material amount of the assets by MDI or a subsidiary;

          (c) an issuer bid for or other acquisition of securities by or of MDI; or

          (d) any material change in the present capitalization or dividend policy of MDI.

                         PRIOR VALUATIONS

     In March 2005, MDI retained an independent valuation firm to conduct an investigation and analysis of its common stock. The purpose of the study was to estimate the fair market value of the common stock, on a controlling interest basis, as at December 31, 2004. At the time the independent valuation firm was retained, it was intended that the analysis would be used for financial reporting purposes, to validate certain assumptions that were being used in the preparation of MDI's annual financial statements. The independent valuation firm determined that the fair value of the total stockholders' equity of MDI Technologies, Inc., on a controlling interest basis, as of December 31, 2004, was in the amount of $34,400,000.

     At the time the study was presented to the Company, the valuation firm confirmed that the study had been prepared for the specific purposes referred to above, that it was not to be used for any other purpose and that the opinions may be rendered invalid if used for any other purpose. In light of these qualifications, and because the possibility of an Offer had not been contemplated at the time the independent valuation firm was engaged, the directors of the Company are of the view that the results are not relevant for the purposes of this Amended Directors' Circular.

                           PRIOR OFFERS

     No bona fide prior offer regarding the Shares or otherwise relevant to the offer was received by the Company in the 24 months prior to the public announcement of the Original Offer.

              STATUTORY RIGHT OF ACTION FOR DAMAGES

     Securities legislation in certain of the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at law, a right of action for damages if there is a misrepresentation in a circular or notice that is required to be delivered to them. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

     Such rights are in addition to and without derogation from any other rights such shareholder may have under the securities laws of the United States or any other applicable laws.

             APPROVAL OF AMENDED DIRECTORS' CIRCULAR

     The contents of this Amended Directors' Circular have been approved, and the delivery thereof has been authorized, by the Board of Directors.

                           CERTIFICATE

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED:   May 31, 2005

                On behalf of the Board of Directors

  (Signed)/s/ TODD SPENCE            /s/ MICHAEL TROKEY
          "Todd Spence"     (Signed) "Michael Trokey"
           Director                   Director

                              CONSENT

To:  The Board of Directors of MDI Technologies, Inc.

     We hereby consent to the use of our name in the Amended Directors' Circular of MDI Technologies, Inc. dated May 31, 2005 with respect to the Original Offer by LGI Acquisition, Inc. and Logibec Groupe Informatique Ltd. to purchase all outstanding shares of MDI Technologies, Inc. and to the references to such opinion under the headings "Background to the Original Offer and the Amended Offer", "Deliberations and Recommendations of the Special Committee", "Report of the Special Committee" and "Fairness Opinion" in such Amended Directors' Circular and to the filing of our consent with all regulatory authorities in Canada having jurisdiction.

Toronto, Ontario      (Signed) /s/ CLARUS SECURITIES INC.
May 31, 2005                   "Clarus Securities Inc."
                               (the "Advisor")